Exhibit 99.3

Wings & Things, Inc.

Pro Forma Consolidated Financial Statements

For the Six Months Ended June 30, 2017

(Unaudited – Prepared by Management)

CONTENTS

Pro Forma Balance Sheets (Unaudited) as of June 30, 2017	2

Pro Forma Statement of Operations (Unaudited) for the Six Months Ended June 30, 2017	3

Pro Forma Statement of Operations (Unaudited) for the Year Ended December 31, 2016	4

Notes to the (Unaudited) Pro Forma Financial Statements	5

Wings & Things, Inc.

Unaudited Pro Forma Condensed Balance Sheets

As of June 30, 2017

	Wings & Things, Inc.	Northern Mountain Silk, Inc.	Pro Forma Adjustments	Pro Forma Consolidated

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$403	$108,604	$—	$109,007
Accounts receivable, net	—	198,841	—	198,841
Other current assets	—	6,378,816	—	6,378,816
Total current assets	403	6,686,261	—	6,686,664

PROPERTY AND EQUIPMENT, NET	—	496,103	—	496,103

INTANGIBLE ASSETS, NET	—	107,059	—	107,059
OTHER ASSETS	—	2,212	—	2,212

TOTAL ASSETS	$403	$7,291,635	$—	$7,292,038

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$—	$6,079	$—	$6,079
Advances from related party	196,278	639,011	—	835,289
Accrued liabilities	31,965	58,828	—	90,793
Current liabilities	84,500	3,782,596	—	3,867,096
Total current liabilities	312,743	4,486,514	—	4,799,257

Long term liabilities	—	383,341	—	383,341
TOTAL LIABILITIES	312,743	4,869,855	—	5,182,598

STOCKHOLDERS' EQUITY (DEFICIT)
Total stockholders' equity (deficit)	(312,340)	2,421,780	—	2,109,440

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$403	$7,291,635	$—	$7,292,038

2

Wings & Things, Inc.

Unaudited Pro Forma Condensed Statement of Operations

For the Six Months Ended June 30, 2017

	Wings & Things, Inc.	Northern Mountain Silk, Inc.	Pro Forma Adjustments	Pro Forma Consolidated

Revenues	$—	$5,656,859	$—	$5,656,859
Cost of sales	—	4,871,571	—	4,871,571
Operating Expenses	8,130	256,615		264,745
Operating income (loss)	(8,130)	528,673	—	520,543
			—
Other Income (Expense)	(8,736)	(116,195)	—	(124,931)
Income (loss) before income taxes	(16,866)	412,478	—	395,612

Income tax provision	—	(100)	—	(100)

Net Income (Loss)	$(16,866)	$412,378	$—	$395,512

Other comprehensive income (loss)	—	52,140	—	52,140
Comprehensive income (loss)	$(16,866)	$464,518	$—	$447,652

Basic and diluted earnings per share	$(0.00)			$0.02
Weighted-average shares	18,000,000			18,000,000

3

Wings & Things, Inc.

Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended December 31, 2016

	Wings & Things, Inc.	Northern Mountain Silk, Inc.	Pro Forma Adjustments	Pro Forma Consolidated

Revenues	$—	$12,423,955	$—	$12,423,955
Cost of sales	—	11,313,927	—	11,313,927
Operating Expenses	14,392	805,793		820,185
Operating income (loss)	(14,392)	304,235	—	289,843
			—
Other Income (Expense)	(16,411)	(104,800)	—	(121,211)
Income (loss) before income taxes	(30,803)	199,435	—	168,632
Income tax provision	—	(52,474)	—	(52,474)

Net Income (Loss)	$(30,803)	$146,961	$—	$116,158

Other comprehensive income (loss)	—	(133,676)	—	(133,676)
Comprehensive income (loss)	$(30,803)	$13,285	$—	$(17,518)

Basic and diluted earnings per share	$(0.00)			$(0.00)
Weighted-average shares	18,000,000			18,000,000

4

Wings & Things, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 - Basis of presentation

On September 21, 2017, Wings & Things, Inc.’s (the Company) majority shareholder agreed in a private transaction to transfer a majority of its common shares to Northern Mountain Silk, Inc. (Northern), a Utah corporation, and its shareholders. This private transaction will allow Northern to become a wholly owned subsidiary of the Company. Pursuant to the Agreement, the Company’s majority shareholder transferred 14,100,000 shares of common stock to Northern’s shareholders and in exchange, Northern will transfer all its common shares into the Company and become a wholly owned subsidiary. The acquisition of Northern and its subsidiaries has been recorded as a reverse acquisition, with Northern being the accounting acquirer, therefore all consolidated financial information of Northern, is recorded at historical cost without any adjustments for market valuation or goodwill.

The unaudited pro forma condensed combined financial statements have been compiled based on Wings & Things Inc.'s and Northern Mountain Silk, Inc.’s historical consolidated financial statements as adjusted to give effect to the acquisition of Northern and its subsidiaries. The unaudited pro forma combined statements of operations for the three and six months ended June 30,2017 and the 12 months ended December 31, 2016 and 2015 give effect to the Northern acquisition as if it had occurred on January 1, 2015. The unaudited pro forma combined balance sheet as of June 30, 2017 gives effect to the Northern acquisition as if it had occurred on June 30, 2017.

It is management's opinion that this unaudited pro forma condensed combined financial statement includes all adjustments necessary for the fair presentation of the proposed transaction in accordance with US GAAP. The pro forma statement is not intended to reflect the financial position of the Company which would have actually resulted had the proposed transaction been effected on the dates indicated. This pro forma statement does not contain all the information required for annual financial statements. Accordingly, it should be read in conjunction with the most recent annual and interim financial statements of the Company.

Note 2 – Pro forma adjustments

Balance Sheet - The adjustments to eliminate the Parent Company’s retained losses in order to show the historical activity of the accounting acquirer (Northern), as part of the reverse acquisition accounting treatment, are combined in the same line item under total shareholder’s equity, and therefore are not individually identified.

Income Statement – There are no adjustments to the income statement in this pro forma presentation.

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